Exhibit 10.13

Developer Relations

ISV Advantage Agreement for SMB

Agreement Number: 2005–AP–BS312, May 7, 2005

This is the ISV Advantage Agreement between eFuture Information Tech. Inc. (“you”) and IBM Engineering Technology (Shanghai) Co., Ltd. (“IBM”). Our complete agreement consists of this base agreement and Your Profile Attachment attached hereto (collectively “Agreement”). If there is a conflict among the terms of the base agreement and Your Profile Attachment, the terms of Your Profile Attachment prevail.

This Agreement is intended to build upon your existing PartnerWorld relationship. It complements the IBM PartnerWorld Agreement - International Basic General Terms already in place between us.

This Agreement replaces all prior oral or written communications between us relating to the subject matter hereof. We both accept the terms of this Agreement and Your Profile Attachment by signing below. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy or facsimile) is considered an original, unless prohibited by local law. This Agreement may only be modified by a writing signed by each of our authorized representatives except that IBM may amend any Exhibit(s) (but not Your Profile Attachment or the base agreement) from time to time upon written notice to you.

AGREED TO:	AGREED TO:
Engineering Technology (Shanghai) Co., Ltd.	eFuture Information Tech. Inc.	[SEAL]

By:	By:

Adam Yan
Print Name	Print Name

CEO
Print Title	Print Title

May 27, 2005	May 9, 2005
Date	Date

Each of us agree to send any notice required or permitted under this Agreement to the location noted below. Notice will be effective upon receipt as demonstrated by reliable written confirmation (for example certified mail receipt, courier receipt or facsimile receipt confirmation sheet). Each party will notify the other if their notification location changes.

IBM: IBM Engineering Technology (Shanghai) Co., Ltd. No. 389, Gang Ao Road Wai Gao Qiao Free Trade Zone Shanghai, PRC Attention: Grace Huang Tel: +86-21-2899-7002

eFuture Information Tech. Inc.:

eFuture Information Tech. Inc.

312, Tower E2, Orient Plaza,

No. 1 East Chang An Avenue, Dong Cheng District

Beijing, 100738, P.R.C.

Attention: Li Junfeng

Tel: + 010-51650988/51650998

1.0 General Terms

1.1 Definitions:

1.1.1 Product(s) is the version(s) of your software application(s) which will be specified in Your Profile Attachment. This includes enhancements, updates, fixes, and new versions of your Product or any other of your software applications that replace your existing Products.

1.1.2 When we use the term DB2 in this Agreement, it means either DB2 UDB or DB2 UDB Express Edition as specified in your Profile Attachment.

1.1.3 When we use the term Informix in this Agreement, it means any Informix database server (IDS), u2 database server or Cloudscape database server specified in your Profile Attachment.

1.1.4 When we use the term Primary IBM Middleware, it means the IBM Middleware technology specified in Your Profile Attachment and further described in your ‘lead with’ responsibilities (Section 4.2 below). Each of the following IBM Middleware products is eligible as Primary IBM Middleware: WebSphere, DB2 UDB on Linux and Informix on Linux.

1.1.5 When we use the term Secondary IBM Middleware, it means the IBM Middleware technology specified in Your Profile Attachment and further described in your ‘lead with’ responsibilities (Section 4.2 below). Each of the following IBM Middleware products is eligible as Secondary IBM Middleware: WebSphere, DB2 UDB, or Informix.

1.1.6 When we use the term IBM Middleware in this Agreement, it means either Primary IBM Middleware or Secondary IBM Middleware.

1.1.7 When we use the term WebSphere in this Agreement, it means WebSphere Application Server, WebSphere Application Server Express, WebSphere Portal or WebSphere Portal Express as specified in Your Profile Attachment.

1.1.8 Enable means that your Product takes sufficient advantage of the IBM Middleware and IBM eServer hardware and related operating systems (including Linux technologies) specifically identified in Your Profile Attachment so as to provide at least equivalent performance and functionality to your Product when used with non-IBM hardware and/or software, subject to the inherent performance and functionality of underlying IBM technologies.

1.1.9 General Availability or Generally Available (“GA”) means the date on which the Enabled version of your Product and its related end-user documentation are first made commercially available through direct end-user marketing channels.

1.1.10 Enabled Product is the Enabled and GA version of your Product.

1.1.11 Combined Offering is your Product Enabled on IBM Middleware with an IBM eServer. In addition to including the specifics on your Product (name, version). Your Profile Attachment will identify the IBM eServer platform on which it currently runs (or in some cases, to which you will Enable) and the IBM Middleware to which you will Enable or are already Enabled.

1.1.12 Influenced IBM Revenue means the amount of revenue IBM receives during the term of this Agreement as a result of a customer acquiring (directly or indirectly) an IBM component (IBM hardware, software and/or services) in conjunction with that customer’s acquisition of your Enabled Product as reported by you in your quarterly report to IBM under this Agreement.

1.2 The Territory for this Agreement has been mutually defined and is specified in Your Profile Attachment.

1.3 Limitation of Liability: Neither of us will be liable to the other for any economic consequential damages (including lost profits or savings) or incidental damages under this Agreement, even if advised that they may occur. Each of our liability for any claim under this Agreement will be limited to actual damages up to US$50,000, or the amount of funds IBM has provided you under this Agreement, whichever is greater.

1.4 Term and Termination: This Agreement is effective once signed by you and IBM and will remain in effect for two (2) years.

Either of us may terminate this Agreement for convenience with 60 days prior written notice. Either of us may terminate on 30 days’ written notice if the other materially breaches its obligations unless the breach is corrected within the 30 day notice period. Any terms of this Agreement which by their nature extend beyond the day this Agreement ends remain in effect until fulfilled, and apply to either of our successors and assignees.

1.5 Information: Unless we mutually agree to exchange confidential information under a non-disclosure agreement, all information we exchange is non-confidential. However, we agree not to disclose the terms of this Agreement to a third party without each other’s prior written consent, except as required by law.

1.6 Publicity:

i) Upon signing this Agreement, IBM will work with you to release a mutually acceptable announcement about your IBM ISV Advantage relationship utilizing the Announcement Template set forth in Exhibit A. You will continue to pro-actively and publicly reference your IBM ISV Advantage relationship and endorse _n open integrated solution strategy built on IBM technologies consistent with the verbiage set forth in the Announcement Template during the term of this Agreement. In addition, you agree to allow IBM to make public statements about your participation in the ISV Advantage initiative, your endorsement of open standards, and your Enablement or intention to Enable to IBM Middleware (and Linux, where applicable). Once you’ve Enabled and we’ve achieved customer wins in the marketplace, we will jointly look for opportunities to publicize our success in the marketplace.

ii) Upon your submission of a validated and newsworthy customer win for the Combined Offering, we will work with you to develop and execute a marketing and communications launch plan. The launch plan will be tailored to you in your Targeted Area and will include at a minimum one or more marketing and communications tactics such as: press release, media outreach, media reference, analyst updates, web stories, byline articles in trade journals, etc and will appropriately include joint executive remarks attesting to the benefits of your Enabled Products and/or the Combined Offering.

iii) Except as specifically provided in this Section 1.6, neither of us will issue any publicity regarding this Agreement or this relationship without the other’s prior written approval. Upon expiration or termination of this Agreement, neither of us will make, or participate in, any public statements regarding the other without such other party’s prior consent.

1.7 Privacy: We both have the right to store contact information on each other’s employees such as names, phone numbers and e-mail addresses in any country where we do business. Each of us may use such information to fulfill our respective obligations under this Agreement, subject to any signed confidentiality agreement between us.

1.8 Miscellaneous: This is a non-exclusive relationship. Each party is responsible for its own costs, including all business, travel and living expenses incurred by the performance of this Agreement. Neither party will bring a legal action against the other more than two years after the cause of action arose. Each party waives a jury trial in any dispute. Failure by either party to demand strict performance or to exercise a right does not prevent either party from doing so later. The parties are independent contractors. Personnel supplied by either party are not for any purpose considered employees or agents of the other party. Each party assumes full responsibility for the actions of its personnel while performing its obligations under this Agreement and is solely responsible for their direction and compensation. This Agreement does not create any obligations for the parties in any way limiting or restricting the assignment of its respective employees. The laws of the People’s Republic of China govern this Agreement. Neither of us can assign this Agreement without the prior written consent of the other. Any Dispute arising out of or in connection with the execution of this Agreement shall be settled through amicable consultation first. In the event no settlement can be reached, either party may submit the dispute to China International Economic and Trade Arbitration Commission for Arbitration. The arbitral award rendered by the said arbitration commission shall be final and binding upon both parties. The arbitration fee shall be borne by the losing party.

2.0 Mutual Commitments

2.1 Each party will name a focal point or Business Opportunity Advocate to manage the activities and responsibilities under this relationship. The focal points will confer on a regular basis (but not less than once per quarter) to jointly assess status and progress under this Agreement.

2.2 We will jointly participate in a “Marketing Workshop” to establish a mutually agreed upon “Marketing Plan” which will, among other things, define joint marketing activities under this Agreement.

3.0 IBM’s Commitments

Enabling:

3.1 IBM will provide you priority confirmation status available to developers for the following benefits:

•	IBM On Demand and Express Technical briefings/seminars/education and web casts

•	Marketing seminars and technical labs held at IBM Innovation Centers (“IICs”)

•	Seminars, labs and webcasts of no charge with a focus on WebSphere, DB2 UDB, Linux, Express products, e-business-on-demand

3.2 In order to ‘jumpstart’ your Enablement activities, IBM will provide you with 1-2 hours ‘remote’ technical evaluation and Enablement assistance at no charge upon your execution of this Agreement. ‘Remote’ means where we interact with or access you or your development environment via phone, web, internet while not at the same location with you. This assistance may include i) discussion about your existing development environment, business and software requirements; ii) IBM recommendations on Enabling to IBM Middleware, and iii) references to roadmaps and other technical collateral that will help jumpstart your Enablement.

3.3 In order to continue supporting your Enablement activities during the term of this Agreement, IBM will provide you with up to 8 cumulative hours per calendar quarter remote technical consulting during the term of this Agreement. This is intended to assist with any design or development issues you may experience and may include: a) consulting for design, architecture and integration issues across multiple platforms, products and technologies in the IBM product portfolio, as applicable, for your Products, b) assistance with understanding new and upcoming technologies that may impact your future Product plans and technical strategies, and c) skills development activities on technologies pertinent to your Products.

3.4 IBM will provide you priority status for access to voice or web-based remote development Q&A associated with your Enablement activity. Remote Electronic Q&A support is available 24 X 5, Monday through Friday.

3.5 We will provide you access to technical resources, either via on IIC location or remotely via the Virtual Private Network (VPN), to assist with your Enablement efforts for your Products associated with multi-server and multi-software technologies for complex integration testing.

3.6 We will assist you with load testing and performance tuning your Enabled Products using the latest IIC tools such as those from Rational to help ensure your Enabled Products load test with WebSphere, DB2 and Linux on the iSeries, pSeries and/or xSeries technologies.

3.7 IBM will confer upon you Premier Level status in IBM’s PartnerWorld program (including all related benefits), subject to the terms of the PartnerWorld Agreement and related documents. Premier level status will be maintained for the duration of this Agreement.

3.8 IBM will provide you access to an online software catalog from which software titles can be downloaded at no charge and/or purchased at a price limited to the cost of the media plus shipping and handling. Software obtained from the software catalog can be used for demonstration and evaluation, education, development and testing in accordance with the PartnerWorld Software Usage Attachment which we will make available to you.

3.9 IBM will provide you additional Enablement assistance including but not limited to:

a)	Run Your Business Software

b)	Education Cost Reimbursement (i.e., We Pay Offerings: You Test, You Pass)

c)	Technical Sales – Techline Support

d)	Solution Integration & Implementation Support

e)	Technical Sales Consultancy (for qualified account situations)

Your IBM Business Opportunity Advocate will provide you the details and scope of this assistance.

Marketing:

3.10 IBM will promote you as part of its portfolio of leading e-business SMB solutions within a “Targeted Area” (industry, sub-segment etc.) which will be detailed in Your Profile Attachment.

3.11 IBM will work with you to create a Marketing Plan that will define the markets, revenues, and tactics to drive demand generation and revenue for the Combined Offering. Once your Product is nearing its Enablement completion, we will contact you to set up a mutually convenient Marketing Workshop. Typically, this occurs within 1-2 months before your Enabled Product is GA.

3.12 IBM will participate in joint co-funded marketing tactics with you as mutually agreed in the Marketing Workshop. IBM will ‘match’ (directly remit and/or reimburse) your co-funding spending at an overall ratio of 2:1 (IBM: you) up to an IBM maximum payment specified in Your Profile Attachment (“IBM Maximum Payment”) subject to the terms set forth in Section 4.11. While Your Profile Attachment specifies on IBM Maximum Payment in US dollars, payment will be remitted to you in the local currency. The currency exchange rate will be adjusted once a year as specified in Appendix C of the PartnerRewards claims process guide.

3.13 We will make IIC space available to you at a mutually agreed to IIC location, date and time at no charge (excluding your travel and living expenses) in order for you to host a go-to-market seminar for the Combined Offering aimed at your potential customers.

3.14 IBM will work with you to provide its SMB and Brand Sales teams with a “Deep Dive Education Module” (internal IBM education) on you, your Enabled Product and the Combined Offering.

3.15 IBM will work with you to prepare and distribute a ‘top sheet’ to IBM SMB and Brand Sales teams to highlight the differentiation and strength of your Enabled Product and the Combined Offering.

3.16 IBM will illustrate our joint wins on internal and external websites (e.g., eBusiness Advisor, Medium Business Center) on mutual approval.

3.17 IBM will include your Enabled Product and the Combined Offering in certain SMB sales campaigns.

3.18 IBM will provide you market management assistance by helping you identify markets for your Enabled Product and the Combined Offering based on i) IBM’s market intelligence and ii) criteria such as opportunity, growth, size and propensity.

3.19 IBM will link information about your company and Enabled Product to e-business Sales Tools which may vary by geography and region.

3.20 IBM will pre-approve you to resell IBM software in our Value Advantage Plus program in the country where you execute this Agreement under our standard terms and conditions. Value Advantage Plus provides you an opportunity to earn profits through higher discounts on IBM software sold with your application.

If you are Enabling on Linux (e.g. DB2 on Linux or WebSphere on Linux), you are entitled to the following additional Linux Enabling benefits:

Linux Enabling:

3.21 IBM will provide you internet access to validate your Linux Enabled Product on IBM’s Integrated Platform. Integrated Platform is a comprehensive open platform (integrated, pre-configured and tested) that will help you quickly and easily deploy on Linux: delivering customer solutions on an open platform. The Integrated Platform includes a blueprint of software and hardware configurations, along with instructions for proposing, implementing and extending solutions.

3.22 IBM will provide you priority status for internet access to Linux test drives, subject to availability, at no charge (except your own connect time charges), in accordance with current terms and conditions.

4.0 Your Commitments

4.1 You will Enable and make GA your Product(s) to two IBM Middleware technologies, at least one IBM eServer platform and if applicable, Linux operating system. (If your Primary IBM Middleware technology is WebSphere, your Secondary IBM Middleware technology must be DB2 UDB (or Informix). Conversely, if your Primary IBM Middleware technology is DB2 UDB (or Informix) on Linux, your Secondary IBM Middleware technology must be WebSphere.) Your Profile Attachment will include the specific IBM Middleware and eServer technologies and will denote the specified time period in which you will achieve these Enablements. Prior to GA, you agree to keep your IBM Business Opportunity Advocate apprised of your Enablement progress, status and milestones on a monthly basis. Once Enabled (or if you are already Enabled), you agree to stay technically current on the IBM Middleware, and IBM eServer hardware, where applicable.

4.2 You will lead with IBM products and services in your development, marketing and sales activities. “Lead with” behavior will be measured and considered achieved by your attainment of all the following share milestones by the end of the term of this Agreement: (For share purposes, you may aggregate your Products if you are Enabling (or have already Enabled) more than one of your Products.)

i) at least 60% of total installations/shipments of the Products will install/ship with, or on, the specified eServer technologies. (You may combine share attainment on multiple IBM eServer series technologies);

ii) at least 60% of total installations/shipments of the Products will install/ ship with and exploit the IBM Primary Middleware technology; and

iii) at least 30% of total installations/shipments of the Products will install/ship with and exploit the IBM Secondary Middleware technology.

4.3 In addition to the quarterly reporting requirements described in Sections 4.8 and 4.10 below, you will report your best estimate of IBM Influenced Revenue received by IBM as a result of the sale of your Enabled Products in the ISV Self-Reporting Questionnaire (“Questionnaire”) (sample of which is attached as Exhibit B).

4.4 You will educate, inform and ensure your development, marketing, sales and channel organizations remain current on the business benefits and value of using IBM technologies as part of the Combined Offering.

4.5 Consistent with your commitment to increase your IBM Share you will promote the Enabled Product and Combined Offering directly to your customers, prospects and/or indirectly to and through your resellers and distributors. In order to confirm and, if possible, enhance your promotion activities, upon request, you will provide to IBM’s Business Opportunity Advocate specific information and examples of situations where you have successfully and unsuccessfully promoted IBM’s technologies in a particular opportunity.

4.6 Both parties ‘win’ when IBM executes on leads you generate from our joint co-marketing activities. You will utilize our leads spreadsheet (‘Data Exchange Template’) (which we will provide you) to pass these leads on a timely basis. This form will include potential customer names, contact information, and lead details.

4.7 Unless you already have an OEM Agreement or Value Advantage Plus Attachment in effect with IBM for either the Primary or Secondary IBM Middleware specified in Your Profile Attachment, you will do one of the following within thirty (30) days of executing this Agreement: 1) apply for IBM’s Value Advantage Plus and execute the related agreement; or 2) execute an OEM Agreement.

4.8 Your Business Opportunity Advocate will complete the Questionnaire about your IBM Share growth and submit it electronically on a quarterly basis. You will specify the name and e-mail address of your Business Opportunity Advocate in Your Profile Attachment.

4.9 You will retain the data from which you prepare your Questionnaire for the duration of this Agreement, and will provide it to IBM, at our request.

4.10 You will report 5 ‘customer wins’ for the Combined Offering each quarter. ‘Customer win’ means a new placement of an IBM server and/or IBM software license to an end user customer. You will report this information via the Questionnaire (Customer Installations section). If there are less than 5 customer wins in a quarter, you will report on all that occurred.

4.11 You will undertake marketing activities consistent with the mutually agreed to Marketing Plan. If you choose to participate in these joint co-funded IBM marketing campaigns, the following terms govern:

i.	you are eligible for reimbursement of claims associated with approved marketing tactics up to 50% of the IBM co-funds identified in Your Profile Attachment after your Products are Enabled on the Primary IBM Middleware and identified IBM eServer technology;

ii.	you must comply with the funding allocation ratio and IBM Maximum Payment set forth in Section 3.12 and Your Profile Attachment, respectively;

iii.	you must comply with IBM’s ISV Advantage General Expense Guidelines (Exhibit C);

iv.	you must comply with IBM’s Partner Rewards Claim Process Guide where applicable which will be provided to you;

v.	your expenditures are consistent with activities that we mutually define in the Marketing Plan

vi.	you are eligible for reimbursement of claims associated with approved marketing tactics for the remaining 50% of the IBM co-funds identified in Your Profile Attachment after your Products are Enabled on the Primary and Secondary IBM Middleware and identified IBM eServer technology; and

vii.	you must keep relevant financial records relating to this Section for two years. We, or an independent auditor, may conduct a review of these records, at our expense, during your normal business hours upon reasonable notice to you.

Only those activities performed and completed within the specified time frames are eligible for cost reimbursement.

4.12 If requested by IBM, you will provide IBM with a reasonable number of demonstration copies of your Enabled Products at no charge solely for IBM’s marketing and demonstration activities under this Agreement or use in IBM Innovation Centers.

4.13 You acknowledge that you have already executed the IBM PartnerWorld Agreement – International Basic General Terms (when you first joined/registered for PartnerWorld). You authorize us to register you for additional PartnerWorld benefits to which you are now entitled as an ISV Advantage participant.

4.14 We will ask you to provide us non-confidential information about your company and your Enabled Product(s) for inclusion in certain of our marketing deliverable; (e.g., Deep Dive Education Module, ‘top sheet’ to our SMB and Brand Sales teams, joint wins we illustrate on websites, certain SMB sales campaigns). You will provide us such information on a timely basis.

Your Profile Attachment

The terms included in this Attachment are in addition to those detailed in the base ISV Advantage Agreement. They reflect customization of the ISV Advantage initiative to accommodate you.

1. The mutually agreed to Territory for this Agreement is the People’s Republic of China.

2. The Targeted Area on IBM’s ISP Solution Map for you and your Enabled Product is:

SMB Segment:	Distribution
Sub-segment:	Retail
Solution Area:	ERP
Customer Size:	2000-3000 employees

3. Your ISV Advantage Enablement Environment

3.1 Name of ISV Product and Version Number: efuture ONE Visual SCM R2005

3.2 Enablement to IBM Middleware and eServer Technologies

IBM Primary Middleware*

IBM Technology	Currently Enabled on: (insert an ‘X’ for those that apply)	Will Enable to under this Agreement: Operating System/ eServer series Combination**	Will Enable by (Month/Date/Year):
WebSphere Application Server		AIX on pSeries: Windows on xSeries	May 1, 2005

WebSphere Application Server Express

WebSphere Portal

WebSphere Portal Express

DB2 UDB on Linux

DB2 UDB Express Edition on Linux

Informix database server (IDS) on Linux

U2 database server on Linux

Cloudscape database server on Linux

*	If your Primary IBM Middleware technology is WebSphere, your Secondary IBM Middleware technology must be DB2 UDB (or Informix). Conversely, if your Primary IBM Middleware technology is DB2 UDB (or Informix) on Linux, your Secondary IBM Middleware technology must be WebSphere,

**	The following are valid eServer Series/Operating Systems combinations:

OS400 on iSeries: Linux on iSeries: AIX on pSeries: Linux on pSeries: Windows on xSeries: Linux on

xSeries: zOS on zSeries, Linux on zSeries

IBM Secondary Middleware

IBM Technology	Currently Enabled on: (insert an ‘X’ for those that apply)	Will Enable to under this Agreement: Operating System/ eServer series Combination**	Will Enable by (Month/Date/Year):
WebSphere Application Server
WebSphere Application Server Express
WebSphere Portal
WebSphere Portal Express
DB2 UDB		AIX on pSeries: Windows on xSeries	May 1, 2005
DB2 UDB Express Edition		Windows on xSeries	May 1, 2005
Informix database server (IDS)
U2 database server
Cloudscape database server

IBM eServer Technology

IBM Technology	Currently Enabled on: (insert an ‘X’ for those that apply)
xSeries	X
pSeries	X
iSeries
zSeries

3.3 Name of ISV Product and Version Number: efuture efuture ONE POS-ERP v6

3.4 Enablement to IBM Middleware and eServer Technologies

IBM Primary Middleware*

IBM Technology	Currently Enabled on: (insert an ‘X’ for those that apply)	Will Enable to under this Agreement: Operating System/ eServer series Combination**	Will Enable by (Month/Date/ Year):
WebSphere Application Server
WebSphere Application Server Express
WebSphere Portal
WebSphere Portal Express
DB2 UDB on Linux		Linux on xSeries: Linux on pSeries	May 1, 2006
DB2 UDB Express Edition on Linux		Linux on xSeries	May 1, 2006
Informix database server (IDS) on Linux
U2 database server on Linux
Cloudscape database server on Linux

*	If your Primary IBM Middleware technology is WebSphere, your Secondary IBM Middleware technology must be DB2 UDB (or Informix). Conversely, if your Primary IBM Middleware technology is DB2 UDB (or Informix) on Linux, your Secondary IBM Middeware technology must be WebSphere.

**	The following are valid eServer Series/Operating Systems combinations:

OS400 on iSeries: Linux on iSeries: AIX on pSeries: Linux on pSeries: Windows on xSeries: Linux on xSeries: zOS on zSeries: Linux on zSeries

IBM Secondary Middleware

IBM Technology	Currently Enabled on: (insert an ‘X’ for those that apply)	Will Enable to under this Agreement: Operating System/ eServer series Combination**	Will Enable by (Month/Date/Year):
WebSphere Application Server
WebSphere Application Server Express
WebSphere Portal
WebSphere Portal Express
DB2 UDB
DB2 UDB Express Edition
Informix database server (IDS)
U2 database server
Cloudscape database server

IBM eServer Technology

IBM Technology	Currently Enabled on: (insert an ‘X’ for those that apply)
xSeries	X
pSeries	X
iSeries
zSeries

4. OEM Agreement between you and IBM for WebSphere and/or DB2 on Linux:

Not applicable	☒
Yes, Agreement Number	☐

5. Your Business Opportunity Advocate:

Name:	Li Junfeng
Co:	eFuture Information Tech. Inc.
Address:	312, Tower E2, Orient Plaza, No. 1 East Chang An Avenue, Dong Cheng District
Address:	Beijing, 100738, P.R.C.
Phone No.:	010-51650988/51650998
Email:	lijf@e-future.com.on

6. Your IBM PartnerWorld ID: 19144560

7. IBM Maximum Payment: You are eligible for up to US$50,000 in campaign funding pursuant to Sections 3.12 and 4.11 of the base Agreement. US$10,000 of this amount is specifically earmarked for Linux marketing activities and is subject to mutually agreeable Linux marketing tactics which will be developed as part of the Marketing Plan during the Marketing Workshop.

Exhibit A – Announcement Template

[Insert Company Name] Joins IBM’s ISV Advantage Initiative to Help SMB Customers in (XXX Industry)

Companies to Offer Open, e-business on Demand Solutions

[City, State], [Date] — [Company], a [insert one line company description], has joined IBM’s ISV Advantage Initiative, a program designed to provide independent software vendors (ISVs) with technical and marketing support to help meet the specific information technology needs of small and medium business (SMB) companies. Customers are seeking solutions that help them better integrate processes and applications internally and externally and allow them to quickly respond to changing market opportunities on demand.

[Next - 2-3 sentences - briefly describe what products the ISV offers, what they do, and what problems they solve.]

Enabling [insert company’s product names] an IBM’s [insert IBM software here and note if running on Linux] will help [insert company] expand into the SMB market faster and more effectively than is possible with proprietary platforms.

[Partner quote on the benefits of ISV Advantage and how being a part of the program will help them win SMB customers.]

The IBM [insert WebSphere or DB2] family includes products that are designed and priced specifically for small and medium businesses — easy to install and manage, scalable to grow with a business, rich in functionality, and based on open standards to allow integration with existing software and hardware platforms.

[Insert company] will also work closely with IBM to expand its visibility in target vertical industries through various co-marketing and sales activities.

ISV Advantage is administered by IBM PartnerWorld, the developer resource for IBM Business Partners. It is a worldwide program designed to help software developers reach broader markets, lower their costs of doing business, and take their products to market faster. For more information, visit http://www.ibm.com/partnerworld, or call 1-770-863-2048 outside North America.

About [Company]

[Insert company’s boilerplate]

*	IBM, the IBM Business Partner emblem, DB2, DB2 Universal Database, PartnerWorld and WebSphere are trademarks or registered trademarks of IBM Corporation in the United States, other countries, or both.

Exhibit B – ISV Self Reporting Questionnaire

This is a sample Questionnaire. You will submit the actual Questionnaire electronically via an IBM website. From time to time, IBM may make minor changes to this form.

ISV Advantage self reporting questionnaire

By agreeing to participate in ISV Advantage, you have agreed to grow the percent of your business on IBM Middleware. In order to measure your progress against that objective, please report the following for the quarter that just concluded.

Note: All capitalized terms below have the same meaning as in your ISV Advantage Agreement.

IBM eServer information

What percent of your new Enabled Product(s) licenses shipped or installed on IBM iSeries, pSeries, xSeries or zSeries?

•	0-9%

•	10-19%

•	20-29%

•	30-49%

•	50-59%

•	60-79%

•	80-100%

How does this percent compare to the prior quarter?

•	Down

•	Flat

•	Up

How does this percent compare on a year to date basis to the prior year?

•	Down

•	Flat

•	Up

Select one or more IBM eServer platforms that your new Enabled Product(s) licenses were shipped with or installed on in the quarter just concluded.

•	iSeries

•	pSeries

•	xSeries

•	zSeries

DB2 Information

Does your Agreement include DB2?

•	Yes

•	No

If yes, you must complete all questions in this section to submit the form.

What percent of your new Enabled Product(s) licenses shipped or installed with DB2?

•	0-9%

•	10-19%

•	20-29%

•	30-49%

•	50-59%

•	60-79%

•	80-100%

What percentage of your new Enabled Products(s) licenses shipped or installed with DB2 on Linux?

•	0-9%

•	10-19%

•	20-29%

•	30-49%

•	50-59%

•	60-79%

•	80-100%

How does this percent of DB2 on Linux compare to the prior quarter?

•	Down

•	Flat

•	Up

How does this percent of DB2 on Linux compare on a year to date basis to the prior year?

•	Down

•	Flat

•	Up

IBM WebSphere Information

Does your Agreement include WebSphere?

•	Yes

•	No

If yes, you must complete all the questions in this section to submit the form.

What percent of your new Enabled Product(s) licenses shipped or installed with WebSphere (on any operating systems)?

•	0-9%

•	10-19%

•	20-29%

•	30-49%

•	50-59%

•	60-79%

•	80-100%

How does this percent compare to the prior quarter?

•	Down

•	Flat

•	Up

How does this percent compare on a year to date basis to the prior year?

•	Down

•	Flat

•	Up

What percent of your new Enabled Product(s) licenses shipped or installed with WebSphere on Linux?

•	0-9%

•	10-19%

•	20-29%

•	30-49%

•	50-59%

•	60-79%

•	80-100%

Customer Installations

For the quarter just concluded, please provide the customer name and applicable technologies for up to 5 end user “customer wins” on IBM technology.

Note: Customer sales information is for internal IBM reporting and will not be used as public references without your permission.

Customer

• iSeries
IBM	• pSeries
Technology	• XSeries
• zSeries

• DB2 on Linux
• WebSphere Application Server
Middleware	• WebSphere Studio
• WebSphere MQ
• WebSphere Business Integration
• WebSphere Portal
• Informix

Influenced IBM Revenue

For the quarter just concluded, what is the estimated Influenced IBM Revenue (hardware, software and services) that your new Enabled Product(s) licenses helped close?

Please report the Influenced IBM Revenue estimate in U.S. Dollars _______________

Exhibit C – IBM’s ISV Advantage General Expense Guidelines

As part of the Marketing Workshop described in Section 2.2 of the base Agreement, we will identify specific marketing tactics to enable you-to participate in co-funded campaign activity. These tactics are intended to generate demand for the Combined Offering. Items to be discussed may include:

Marketing Campaign Services

Campaign Designer - IBM campaign offering

Development of Targeted Mailing Lists

Telemarketing for Campaign Follow Up

Direct Mail

Marketing Seminars

Events

Seminars

Webinars

Relative Collateral

Opportunity Support Kits

Trade Shows

Targeted/focused shows, with IBM

The following expenses will not be approved for copayment as part of the ISV Advantage initiative:

Media Advertising

Print Advertising

Sales Meetings

Sales Product Incentive Funds (SPIFS)

Equipment

Travel and associated Expenses

Education Expenses

Sporting/Entertainment Events

Alcohol expenses for an event

Association Dues

Customer Satisfaction Surveys

Questions about expenses should be directed to your IBM Business Opportunity Advocate.